Exhibit 23.2

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


Board of Directors
In Media Corporation


                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in this registration statement of IN Media Corporation on Form S-1 of our audit report dated March 29, 2010, on the financial statements of IN Media Corporation as of December 31, 2009 of the annual Form 10-K of IN Media Corporation.

Very Truly Yours,


/s/ George Stewart
---------------------------------
George Stewart, CPA
August 19, 2010